Exhibit 10.7

                          THIS IS AN OPEN-END MORTGAGE
                         SECURING FUTURE ADVANCES UP TO
                          A MAXIMUM PRINCIPAL AMOUNT OF
                EIGHT MILLION FIVE HUNDRED SEVENTY-NINE THOUSAND
                NINE HUNDRED SIXTY-SEVEN DOLLARS AND TWELVE CENTS
                  PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS
                   AS DESCRIBED IN 42 PA.C.S.A. (section) 8143

              MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT (this "Mortgage") dated March 20, 1997 is made by NEOSE TECHNOLOGIES, INC., a Delaware corporation, with an address of 102 Witmer Road, Horsham, Pennsylvania 19044 (the "Mortgagor"), in favor of JEFFERSON BANK, with an address of 1607 Walnut Street, Philadelphia, Pennsylvania 19103 (the "Mortgagee").

                              W I T N E S S E T H :

         A. Montgomery County Industrial Development Authority (the "Issuer") has issued its Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series B of 1997, in the aggregate principal amount of $8,400,000 (the "Bonds") under a Trust Indenture, dated as of March 1, 1997 (the "Indenture") between the Issuer and Dauphin Deposit Bank and Trust Company, as trustee (including any successor trustee, the "Trustee").

         B. Pursuant to a Loan Agreement, dated as of March 1, 1997 between the Issuer and the Mortgagor (the "Loan Agreement"), the proceeds of the Bonds are being applied to finance a project more fully described therein. Under the Loan Agreement, the Mortgagor is obligated to make loan payments to the Trustee in amounts and at times corresponding to the principal of and interest due in respect of the Bonds.

         C. In order to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds, the Issuer and the Borrower have asked CoreStates Bank, N.A. (the "Letter of Credit Bank") to issue its Irrevocable Letter of Credit (together with any amendment thereto and any substitute letter of credit issued by the Letter of Credit Bank therefor, the "Letter of Credit") to the Trustee authorizing the Trustee to make one or more draws on the Letter of Credit Bank up to an aggregate of $8,579,967.12 (as reduced and reinstated from time to time in accordance with the provisions of the Letter of Credit, the "Letter of Credit Amount"), of which originally: (i) $8,400,000 shall be in respect of principal of the Bonds; and (ii) $179,967.12 shall be in respect of accrued interest on the Bonds. The purpose of the Letter of Credit is to provide funds for the payment of principal of and interest on the Bonds and purchase price of Bonds which have been tendered for purchase pursuant to the tender option provisions thereof and of the Indenture to the extent remarketing proceeds or other funds are not available therefor in accordance with the provisions of the Indenture.


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         D. The Letter of Credit Bank will only issue the Letter of Credit if it will be reimbursed pursuant to the terms of an agreement to be entered into with another banking institution acceptable to the Letter of Credit Bank. To such end and in order to achieve interest cost savings and other savings for the Mortgagor, the Mortgagor has asked the Mortgagee to enter into a Participation and Reimbursement Agreement, dated as of March 1, 1997, with the Letter of Credit Bank (the "Participating Bank Agreement") under which the Mortgagee will become primarily and unconditionally obligated to reimburse the Letter of Credit Bank for all drawings under the Letter of Credit and to make certain other payments to the Letter of Credit Bank.

         E. The Mortgagee is willing to enter into the Participating Bank Agreement for the account of the Mortgagee upon the terms and conditions set forth in the Reimbursement Agreement, dated as of March 1, 1997, (the "Reimbursement Agreement"), between the Mortgagee and the Mortgagor.


                                    ARTICLE I
                              OBLIGATIONS; SECURITY

         1.1 Obligations; Loan Documents. This Mortgage is executed, acknowledged and delivered by the Mortgagor to secure and enforce the following obligations and liabilities (collectively, the "Obligations"):

                  (a) The payment of: (i) the principal sum of Eight Million Five Hundred Seventy-Nine Thousand Nine Hundred Sixty-Seven Dollars and Twelve Cents ($8,579,967.12) in the aggregate to be paid with interest thereon, as the same may fluctuate, pursuant to the provisions of the Reimbursement Agreement, including all advances now or hereafter made by the Mortgagee pursuant to the Participating Bank Agreement, together with interest thereon, as more fully described in the Reimbursement Agreement; (ii) all sums now or in the future advanced or coming due or required to be paid under the Loan Documents (hereinafter defined) whether for principal, interest, fees, costs, charges, expenses, or other amounts owing under reimbursement or indemnification obligations under the Loan Documents, whether such advances are voluntary or obligatory, whether such obligations presently exist or come into existence at some future time, and whether such advances, costs and expenses were made or incurred at the request of the Mortgagor or any other obligor or guarantor under the Loan Documents or Mortgagee; (iii) any increases in the Letter of Credit Amount whether by amendment of the Reimbursement Agreement, the Participating Bank Agreement, replacement of the Letter of Credit or otherwise; and (iv) all sums which may hereafter be lent to the Mortgagor by the Mortgagee when evidenced by a promissory note or other obligation reciting that said note or obligation is intended to be secured by this Mortgage; and

                  (b) The performance of all of the terms, covenants, conditions, agreements, obligations and liabilities of the Mortgagor or any other obligor or guarantor under:


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(i) the Reimbursement Agreement, this Mortgage, all documents referred to as
"Security Documents" in the Reimbursement Agreement and any other document now or hereafter given to evidence, secure or facilitate the payment and performance of any of the Obligations; (ii) all extensions, renewals, replacements or modifications of, or amendments or additions to any of the foregoing; and
(iii) any note, document or instrument now or hereafter evidencing an obligation of the Mortgagor or to the Mortgagee which recites that it is intended to be secured by this Mortgage (all of the foregoing being collectively referred to in this Mortgage as the "Loan Documents"). The Mortgagor shall pay and perform the Obligations required in accordance with the provisions of the Loan Documents.

         1.2 Grant of Mortgage; Mortgaged Property. For the purpose of securing payment and performance of all Obligations, the Mortgagor has granted, conveyed, bargained, sold, alienated, enfeoffed, released, confirmed, assigned to, granted a security interest in and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm, assign to, grant a security interest in and mortgage unto the Mortgagee all of the Mortgagor's right, title and interest in and to the following whether presently in existence or to come into existence at some future time (collectively, the "Mortgaged Property"):

                  (a) The parcel of land situated generally at 102 Witmer Road, Horsham, located in the Township of Horsham, Montgomery County, Pennsylvania and more fully described in Exhibit "A" attached hereto and made a part hereof (the "Land");

                  (b) All buildings, structures and improvements of every kind erected on, under or over the Land (the "Improvements") (the Land and the Improvements being hereinafter referred to as, collectively, the "Real Estate");

                  (c) All building materials, fixtures, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of, any of the Real Estate from time to time during the term hereof;

                  (d) Subject to subparagraph (h) hereof, all fixtures, machinery, equipment and other articles of real, personal or mixed property attached to, situate or installed in or upon, or used in the operation or maintenance of, the Real Estate or any plant or business situated thereon, whether or not such real, personal or mixed property is or shall be affixed to the same, and all replacements, substitutions, accretions and proceeds of the foregoing (collectively, "Fixtures") including all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers, generators; all parts, fittings, accessories, accessions, substitutions and replacements thereof; all floor and window coverings; all storm and screen windows, shutters and doors; and all trees and other plantings;


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                  (e) All leases, licenses, occupancy agreements or agreements to lease all or any part of the Real Estate and all extensions, renewals, amendments, and modifications thereof, and any options, rights of first refusal, or guarantees relating thereto (collectively, "Leases"); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards, and payments of any kind payable under the Leases or otherwise arising from the Real Estate (collectively, the "Income"); all contract rights, accounts receivable and general intangibles relating to the Real Estate or the use, occupancy, maintenance, construction or repair thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts, architect's agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale or operation of the Real Estate;

                  (f) All estates, rights, tenements, hereditaments, privileges, easements, and appurtenances of any kind benefitting the Real Estate; all means of access to and from the Real Estate, whether public or private; all water and mineral rights; all rights of the Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate; and all other claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in, or to the Real Estate;

                  (g) All "Proceeds" of any of the above-described property, which term shall have the meaning given to it in the Uniform Commercial Code of the state in which the Real Estate is located and shall additionally include whatever is received upon the use, lease, sale, exchange, collection, or other utilization or any disposition of any of the above-described property, voluntary or involuntary, whether cash or non-cash, including proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory; and

                  (h) Notwithstanding anything to the contrary in the foregoing, the lien and security interest of the Mortgagee in and to the Fixtures is subject and subordinate to those liens and encumbrances in the Fixtures described in Exhibit "B", which is attached hereto and made a part hereof. The Mortgagee agrees to release its lien and security interest in the Fixtures described in Exhibit "B" upon the reasonable request of the Corporation, but only if such lien and security interest causes the Mortgagor to be in default under any of its Fixture financing agreements. The Mortgagor shall be permitted to finance any Fixtures it acquires in the future and in connection therewith to grant a lien and security interest in and to such Fixtures to a third party. The Mortgagee agrees that its lien and security interest in and to such Fixtures shall be subject and subordinate to the lien and security interest granted to such third party. The Mortgagee agrees to release the lien and security interest in any such future acquired Fixtures upon the reasonable request of the Mortgagor, but only if such lien and security interest causes the Mortgagor to be in default under any of such Fixture financing agreements.

         TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee to and for the use of the Mortgagee forever.


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         PROVIDED, HOWEVER, that at such time as all Obligations have been fully satisfied, this Mortgage and the estate hereby granted shall terminate.

         1.3 Security Agreement. This Mortgage is also a security agreement under the Uniform Commercial Code of the state in which the Real Estate is located. The Mortgagor grants, and the Mortgagee shall have and may enforce, a security interest in all those property interests included in the Mortgaged Property which may be "personal property" to secure payment and performance of all Obligations. This Mortgage is intended to be an industrial plant mortgage within the broadest interpretation of the "industrial plant mortgage doctrine" under the laws of the Commonwealth of Pennsylvania. The Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements the Mortgagee may require to confirm the lien of this Mortgage with respect to such property. The Mortgagor irrevocably appoints the Mortgagee attorney-in-fact for the Mortgagor to execute, deliver and file such instruments.

         1.4 Assignment of Leases and Income.

                  (a) This Mortgage is also an absolute and unconditional assignment to the Mortgagee of all Leases and Income, whether now in existence or hereafter arising, for the purpose of vesting in the Mortgagee a first priority, perfected security interest in the Leases and the Income. The Mortgagor hereby assigns, transfers and sets over to the Mortgagee all Leases, all Income and all rights of the Mortgagor to enforce the Leases and collect the Income. This assignment includes any award received or receivable by the Mortgagor in any legal proceeding involving any tenant under a Lease whether under the Bankruptcy Code or otherwise.

                  (b) The Mortgagor irrevocably appoints the Mortgagee the attorney-in-fact of the Mortgagor to enforce the Leases and demand, receive and collect the Income and the sole and exclusive agent of the Mortgagor to agree to any modifications of the Leases. This power is coupled with an interest and is therefore irrevocable. The Mortgagor shall notify any person which the Mortgagee may from time to time specify that the Income should be paid directly to the Mortgagee and that any modification of the Leases must be approved by the Mortgagee.

                  (c) So long as no event of default has occurred and is continuing under any of the Loan Documents, the Mortgagor shall have a license, revocable at the will of the Mortgagee, to enforce the Leases and collect the Income subject to any applicable provisions contained in the Loan Documents. Upon request of the Mortgagee, the Mortgagor shall execute and deliver to the
Mortgagee: (i) a specific assignment, in recordable form, of any Lease now or hereafter affecting the Mortgaged Property or any portion thereof to further evidence the assignment hereby made; and (ii) such other instruments as the Mortgagee may deem necessary, convenient or appropriate in connection with the payment and delivery directly to the Mortgagee of all of the Income.

                  (d) All security deposits, prepaid rent permitted to be collected by the Mortgagor,


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if any (other than prepaid rent for the next succeeding calendar month), and similar payments under any Lease shall be deposited in a separate escrow account with an escrowee satisfactory to the Mortgagee which, if the Mortgagee is permitted to hold such accounts under applicable law, shall, at the Mortgagee's election, be the Mortgagee. The Mortgagor shall notify the Mortgagee of the identification of the escrow account. Such sums shall be disbursed only upon the prior written consent of the Mortgagee except such consent shall not be required when by law or by the terms of the Lease, the Mortgagor is required to, and does, return such sums to the party entitled to same under the Lease.

                  (e) The Mortgagor shall not accept or permit the payment of rent in any medium other than lawful money of the United States of America, or anticipate, discount, compromise, forgive, encumber or further assign the Leases or the Income or any part thereof or any interest therein without the prior written consent of the Mortgagee.

                  (f) The Mortgagor hereby authorizes and directs that upon the occurrence of an Event of Default under this Mortgage or the other Loan Documents all other parties now or hereafter owing or paying Income under any Lease or now or hereafter having in their possession or control any Income from or allocated to the Mortgaged Property, or any part thereof, or the Proceeds therefrom, shall, upon the request of the Mortgagee and until the Mortgagee directs otherwise, pay and deliver such Income directly to the Mortgagee at the Mortgagee's address set forth in the introduction to this Mortgage, or in such other manner as the Mortgagee may direct such parties in writing and this authorization shall continue until this Mortgage is released of record. No payor making payments to the Mortgagee at its request under the assignment contained in this Mortgage shall have any responsibility to see to the application of any of such funds, and any party paying or delivering Income to the Mortgagee under such assignment shall be released thereby from any and all liability to the Mortgagor to the full extent and amount of all such Income so delivered. The Mortgagor agrees to indemnify and hold harmless any and all parties making payments to the Mortgagee, at the Mortgagee's request under the assignment contained in this Mortgage, against any and all liabilities, actions, claims, judgments, costs, charges and attorneys' fees resulting from the delivery of such payments to the Mortgagee.

                  (g) Notwithstanding any legal presumption to the contrary, the Mortgagee shall not be obligated by reason of its acceptance of this assignment to perform any obligation of the Mortgagor as lessor under any Lease. Neither the acceptance of this assignment nor the collection of Income under the Leases shall constitute a waiver of any rights of the Mortgagee under the Loan Documents or constitute a cure of any default by the Mortgagor thereunder.

         1.5 Open-End Mortgage. This is an Open-End Mortgage and shall be entitled to all benefits as such under 42 Pa.C.S.A. (section) 8143 (the "Open-End Mortgage Statute").

                  (a) If the Mortgagee receives written notice pursuant to
Section 8143(b) of the Open-End Mortgage Statute from a holder of a lien or encumbrance on the Mortgaged Property which is subordinate to the lien of the Mortgage, then and notwithstanding any provision to the contrary contained in any Loan Document, the Mortgagor agrees that the Mortgagee shall not be responsible to make any further advances to the Mortgagor (and the Mortgagee is released from all liability for failure to make such advances) if the Mortgagee determines in its sole discretion that any such advance requested by the Mortgagor could be construed to be an unobligated advance under Section 8143(b) of the Open-End Mortgage Statute.

                  (b) If the Mortgagee receives written notice pursuant to
Section 8143(b) of the Open-End Mortgage Statute from a holder of a mechanic's lien for labor performed or to be performed or materials furnished or to be furnished for the erection, construction, alteration or repair of any part of the Mortgaged Property, then and notwithstanding any provision to the contrary contained in any Loan Document, the Mortgagor agrees that the Mortgagee shall have the right to suspend (until such time as the lien is fully released) any further advances to the Mortgagor (and the Mortgagee is released from all liability for failure to make such advances) except advances which the Mortgagee determines in its sole discretion are for the purpose of paying toward all or part of the cost of completing any erection, construction, alteration or repair of any part of the Mortgaged Property the financing of which, in whole or in part, the Mortgage was given to secure.

                  (c) If the Mortgagor should at any time elect to limit the Obligations secured by this Mortgage pursuant to Section 8143(c) of the Open-End Mortgage Statute, the Mortgagor agrees that notice of such election shall: (i) not be effective unless and until it is served upon the Mortgagee in accordance with the requirements of Section 8143(d) of the Open-End Mortgage Statute and fully complies with the requirements for the giving of notices under any Loan Document; (ii) release the Mortgagee from all obligation to make any further advances under the Loan Documents notwithstanding anything to the contrary contained in such notice or the Loan Documents; (iii) constitute, at the election of the Mortgagee, an Event of Default under the Loan Documents; and
(iv) not be effective to limit the Mortgagor's liability for payment and performance of all Obligations for which the Mortgagor is responsible under this Mortgage or the other Loan Documents (including all reimbursement and indemnification agreements) whether such Obligations arise prior or subsequent to the date of such notice.


                                   ARTICLE II
                                  TITLE MATTERS

         2.1 Warranty of Title. Until the Obligations are fully satisfied, the Mortgagor represents, warrants and covenants that:

                  (a) Mortgagor has good and marketable fee simple absolute title to the Mortgaged Property subject only to those exceptions to title more particularly described in marked-up title commitment no. 96-7934-M issued by Lawyers Title Insurance Corporation in connection with this transaction and that certain Declaration of Covenants and Restrictions, dated March 20, 1997, between Pennsylvania Business Campus Delaware, Inc. and the Mortgagor (the "Permitted Encumbrances") and the Mortgagor shall defend the validity, priority and enforceability of the lien

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of this Mortgage against the claims of all persons excepting only those claiming under Permitted Encumbrances;

                  (b) To the best of its knowledge, the Mortgagor has full power and lawful authority to subject the Mortgaged Property to the lien of this Mortgage;

                  (c) To the best of its knowledge, the execution, delivery and performance of this Mortgage and the other Loan Documents will not contravene any Legal Requirements (hereinafter defined) presently in effect or any agreement, document or instrument to which the Mortgagor is a party or by which the Mortgagor or the Mortgaged Property is bound;

                  (d) The Mortgagor shall make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time be reasonably required by the Mortgagee to confirm and fully protect the lien and priority of this Mortgage; and

                  (e) The Mortgagor shall make such payments, all before the same shall become delinquent, and perform all obligations as are required under any Permitted Encumbrances affecting the Mortgaged Property.

         2.2 No Transfer. Without the prior written consent of the Mortgagee in each instance, which consent may be given or withheld in the Mortgagee's sole discretion, the Mortgagor will abstain from, and will not cause or permit, any transfer of the Mortgaged Property or any portion thereof, whether voluntary, involuntary, by operation of law, or otherwise, nor shall the Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Mortgaged Property.

                  (a) A "transfer" of the Mortgaged Property includes: (i) the direct or indirect sale, agreement to sell, transfer or conveyance of the Mortgaged Property or any portion thereof or interest therein; (ii) the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property; and, unless and only to the extent the Mortgagee has expressly consented to the following transfers in this Mortgage or the other Loan Documents, (iii) the lease or sublease of all or a portion of the Mortgaged Property; and (iv) the transfer of any stock, partnership or other ownership interests in the Mortgagor (if the Mortgagor is a partnership, joint venture or corporation) other than as may be permitted by the Reimbursement Agreement.

                  (b) Consent to any such transfer shall not be deemed to be a waiver of the right to require consent to future or successive transfers. If consent should be given to a transfer and if this Mortgage is not released to the extent of the transferred portion of the Mortgaged Property by a writing executed by the Mortgagee and recorded in the appropriate office of public record, then any such transfer shall be subject to this Mortgage and any such transferee shall be deemed, by acceptance of the deed or other instrument of transfer, to have assumed all Obligations under this Mortgage and to have agreed to be bound by all provisions contained herein. Any such assumption

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shall not, however, release the Mortgagor or any other obligor or guarantor of the Obligations from any liability under the Loan Documents.

         2.3 No Other Financing or Liens. Without the prior written consent of the Mortgagee in each instance, which consent may be given or withheld in Mortgagee's sole discretion, the Mortgagor shall not create or cause or permit to exist any lien on the Mortgaged Property whether superior to or subject to the lien of this Mortgage except the Permitted Encumbrances and such other liens or security interests as are expressly and specifically agreed to be permitted upon the Mortgaged Property by the Mortgagee under the Loan Documents.

         2.4 Leases. The Mortgagor represents and warrants that there are no Leases affecting the Mortgaged Property. The Mortgagor shall not enter into any Leases without the prior written consent of the Mortgagee being obtained in each instance.


                                   ARTICLE III
                    OBLIGATIONS REGARDING MORTGAGED PROPERTY

         3.1 Legal Requirements Generally. The Mortgagor represents and warrants to the Mortgagee that the Mortgaged Property is in substantial compliance with the material Legal Requirements (hereinafter defined). The Mortgagor shall promptly comply with, and cause the Mortgaged Property to be kept in substantial compliance with, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively the "Legal Requirements") of the United States of America, the state in which the Real Estate is located and any political subdivision thereof or any town, city, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (individually, a "Governmental Authority" and, collectively, the "Governmental Authorities") having jurisdiction over the Mortgagor or the Mortgaged Property or the construction, use, occupancy, operation, maintenance, or improvement of the Mortgaged Property, whether foreseen or unforeseen, ordinary or extraordinary.

         3.2 Land Use Approvals. The Mortgagor represents and warrants to the Mortgagee that the Land is and shall remain one or more zoning lots separate and apart from all other premises. The Mortgagor shall not, by any act or omission, impair the integrity of the Land as such separate zoning lot or lots. The Mortgagor shall not, without the prior written consent of the Mortgagee, submit or cause to be submitted to any Governmental Authority an application for zoning, subdivision or development approval affecting the Real Estate if any of the following would result from such proposed zoning change, subdivision or development:

                  (a) the separate transfer, use and ownership of the Real Estate is not permitted as a matter of right under applicable Legal Requirements; (b) the use of the Real Estate as of the date of this Mortgage is no longer permitted as a matter of right under applicable Legal Requirements; or
(c) any portion of the Real Estate is used to fulfill a Legal Requirement of other property not subject to the lien of this Mortgage.


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


         3.3 Environmental Matters.

                  (a) The Mortgagor represents and warrants that neither the Mortgagor nor, to the best of its knowledge, any other person has: (i) used, installed or disposed of any Hazardous Materials (hereinafter defined) on, from, or affecting the Mortgaged Property except in material compliance with Applicable Environmental Laws (hereinafter defined); or (ii) received any notice from any Governmental Authority with regard to Hazardous Materials on, from or affecting the Mortgaged Property.

                  (b) The Mortgagor shall not use the Mortgaged Property, nor allow it to be used, to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials except in material compliance with Applicable Environmental Laws. The Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of the Mortgagor or any other person, a release of Hazardous Materials onto, from or affecting the Mortgaged Property or any other use, installation, or disposition of Hazardous Materials in violation of Applicable Environmental Laws. The Mortgagor shall comply, and enforce compliance by all tenants and subtenants, with all Applicable Environmental Laws and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to any Applicable Environmental Laws.

                  (c) If the Mortgagor receives any notice from any Governmental Authority with regard to Hazardous Materials on, from or affecting the Mortgaged Property, or any notice of violation of Applicable Environmental Laws, the Mortgagor shall promptly notify the Mortgagee. The Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Mortgaged Property in accordance with all Applicable Environmental Laws and to the satisfaction of the Mortgagee.

                  (d) The term "Applicable Environmental Laws" shall mean, without limitation, all of the Legal Requirements of any Governmental Authority pertaining to the preservation or enhancement of the quality of the environment or regulating or restricting the use, transfer, storage or remediation of Hazardous Materials including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Pennsylvania Hazardous Sites Cleanup Act (35 Pa.C.S.A. Sections 6020.101, et seq.), and the rules, regulations adopted and publications promulgated pursuant thereto at any time. The term "Hazardous Materials" shall mean, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material regulated under any Applicable Environmental Laws.


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


         3.4 General Obligations. Until the Obligations are fully satisfied, the Mortgagor shall:

                  (a) Perform all maintenance, repair, restoration and rebuilding required to keep the Mortgaged Property in good repair, order and condition in full compliance with the requirements of the Loan Documents, any Leases affecting the Mortgaged Property and all Legal Requirements;

                  (b) Pay all charges for water, sewer, gas, electric and other utility services provided to the Mortgaged Property promptly as and when due;

                  (c) Complete any improvements to the Mortgaged Property required under the Loan Documents, any Leases affecting the Mortgaged Property, or required by any Governmental Authority or insurer insuring the Mortgaged Property, in a good and workmanlike manner and free of mechanics' liens;

                  (d) Permit, and cause any lessee or occupant of the Mortgaged Property to permit, the Mortgagee and its agents and representatives, to enter upon the Mortgaged Property at any reasonable time after reasonable advance notice to appraise and photograph the Mortgaged Property and to inspect for compliance with Legal Requirements (including subsurface investigations to determine compliance with Applicable Environmental Laws), insurance requirements, and the Obligations of the Mortgagor under this Mortgage and the other Loan Documents (the Mortgagee agrees to abide by all regulations of the Corporation when making any such entries upon the Mortgaged Property);

                  (e) Make the books and accounts relating to the Mortgaged Property available for inspection by the Mortgagee, or its representatives, upon request at any reasonable time; and

                  (f) If the Mortgaged Property is, as of the date of this Mortgage or at any time hereafter, subject to Leases, deliver to the Mortgagee within ninety (90) days after the end of each fiscal year of the Mortgagor, or on a more frequent basis if requested by the Mortgagee, a schedule of Leases and Income as of the end of the preceding year, an income and expense statement for the Mortgaged Property as of the end of the preceding year, and a projected income and expense statement for the Mortgaged Property for the then-current fiscal year.

         3.5 General Restrictions. Until the Obligations are fully satisfied, the Mortgagor shall not, without the prior written consent of the Mortgagee being obtained in each instance:

                  (a) Abandon the Mortgaged Property or any portion thereof or allow the same to become vacant;

                  (b) Commit or suffer waste with respect to the Mortgaged Property;

                  (c) Impair or diminish the value or integrity of the Mortgaged Property or the priority or security of the lien of this Mortgage;

                  (d) Remove, demolish or materially alter any of the Mortgaged Property without the prior written consent of the Mortgagee in each instance, except that the Mortgagor shall have the right to remove and dispose of, free of the lien of this Mortgage, such Fixtures as may, from time to time, become worn out or obsolete, provided that, simultaneously with or prior to such removal, any such Fixtures shall be replaced with other Fixtures which shall have a value and utility at least equal to that of the replaced Fixtures and, by such removal and replacement, the Mortgagor shall be deemed to have subjected such replacement Fixtures to the lien and priority of this Mortgage;

                  (e) Make, install or permit to be made or installed, any additions or improvements to the Mortgaged Property except in a good and workmanlike manner, free of mechanic's liens, in compliance with Legal Requirements, and in accordance with plans and specifications approved by Mortgagee; or

                  (f) Make, suffer or permit any nuisance to exist on the Mortgaged Property or any portion thereof.

         3.6 Required Notices. The Mortgagor shall notify the Mortgagee promptly after the Mortgagor becomes aware of the occurrence of any of the following:

                  (a) A fire or other casualty causing damage to the Mortgaged Property;

                  (b) A pending or threatened condemnation of the Mortgaged Property;

                  (c) A violation of a Legal Requirement or other notice from or to a Governmental Authority relating to the Mortgaged Property;

                  (d) Receipt or giving of any notice of default or cancellation under any Lease of all or a material portion of the Mortgaged Property;

                  (e) Commencement of any litigation affecting the Mortgaged Property;

                  (f) Discovery, discharge or release of any Hazardous Material for which the Mortgagor is or may be responsible under any Applicable Environmental Laws;

                  (g) The existence of any event or condition which presents a risk of creating material liability in the Mortgagor under ERISA (Public Law 93-406, as amended); or

                  (h) The occurrence of a default under, or the receipt or giving of any notice under, any Permitted Encumbrance.

                                   ARTICLE IV
                               TAXES AND INSURANCE

         4.1 Real Estate Taxes and Assessments.

                  (a) The Mortgagor shall pay when due and before interest or penalties commence to accrue thereon, all taxes, assessments, water and sewer rents, levies, encumbrances and all other charges or claims of any nature and kind, whether public or private, which may be assessed, levied, imposed, suffered, placed or filed at any time against the Mortgaged Property or any part thereof or which by any present or future law may have priority (either in lien or in distribution out of the proceeds of any sale) over the lien of this Mortgage (individually, an "Imposition" and, collectively, "Impositions").

                  (b) The Mortgagor shall produce to the Mortgagee, not later than the last date any such Imposition is due and payable without interest or penalty, official receipts evidencing payment of such Imposition. If the Mortgagor is not in default under this Mortgage or any Loan Document and in good faith and by appropriate legal action shall contest the validity or amount of any Imposition and shall have established a reserve for the payment thereof in such form and amount as the Mortgagee may require (including any interest and penalties which may be payable in connection therewith), then the Mortgagor shall not be required to pay the Imposition or to produce the receipts while the reserve is maintained and so long as the contest operates to prevent collection, is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to the Mortgagor.

         4.2 Taxes on Mortgagee. If any Governmental Authority shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or any other Loan Document (including any requirement to have affixed to this Mortgage any revenue, documentary or similar stamps) or upon the interest of the Mortgagee in the Mortgaged Property by reason of this Mortgage or any other Loan Document, the Mortgagor shall pay the same directly to such Governmental Authority as an Imposition. If the Mortgagor is not legally permitted to pay such Imposition or to reimburse Mortgagee for amounts advanced on account of such payment, then the Mortgagee may declare the entire amount of the Obligations immediately due and payable on demand.

         4.3 Corporate or Partnership Mortgagor. If the Mortgagor (or any successor or transferee of Mortgagor) is a corporation or partnership, the Mortgagor shall at all times until the Obligations are satisfied in full:

                  (a) Keep in effect and in good standing its existence and rights as a corporation or partnership, as the case may be, under the laws of the state of its incorporation or constitution and its right to own property and transact business in the state in which the Real Estate is situated; and

                  (b) File returns for all federal, state and local taxes with the proper Governmental Authorities, and pay, when due and payable and before interest or penalties are due thereon, all taxes owing by the Mortgagor to any Governmental Authorities.

         4.4 Insurance Coverages. Until the Obligations are fully satisfied, the Mortgagor shall maintain and keep in force the following policies of insurance with respect to the Mortgaged Property:

                  (a) Insurance against loss or damage to the Mortgaged Property by fire and any of the risks covered by insurance of the type commonly known as "all-risk coverage," in an amount not less than the full replacement value (evidenced by a "Replacement Cost Endorsement") of the Mortgaged Property; provided, however, that the amount of such "all-risk coverage" shall never be less than the amount of the Obligations;

                  (b) During the course of any construction or repair of any improvements on the Mortgaged Property, builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, during construction of such improvements, in non-reporting form;

                  (c) Boiler and machinery insurance (to the extent the Mortgaged Property includes items covered by such insurance), in such amounts as are reasonably satisfactory to the Mortgagee;

                  (d) Coverage against sprinkler leakage;

                  (e) Vandalism and malicious mischief insurance;

                  (f) Commercial general liability insurance on an "occurrence basis" against claims for personal injury including bodily injury, death or property damage occurring on or about the Mortgaged Property and the adjoining streets, sidewalks and passageways, with minimum protection to a limit of not less than $2,000,000 (or such higher amounts as are required under any other Loan Document) with respect to personal injury or death to any one or more persons or damage to property;

                  (g) Worker's compensation insurance (including employer's liability insurance) for all employees of the Mortgagor engaged on or with respect to the Mortgaged Property in such amount as is reasonably satisfactory to the Mortgagee, or, if such limits are established by law, in such amounts;

                  (h) Flood insurance, in accordance with the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973, if any portion of the Real Estate lies within a flood hazard area designated by the Department of Housing and Urban Development, Federal Insurance Administration as a "Flood Hazard Area";

                  (i) Business interruption and/or rental loss coverage for a period equal to the reasonable period of time required to rebuild and restore the Mortgaged Property upon the occurrence of a substantial destruction; and

                  (j) Such other insurance, and in such amounts, as may from time to time be reasonably required by the Mortgagee.

         4.5 Policy Requirements. The insurance coverages required above shall be insured under policies: (a) in form reasonably satisfactory to the Mortgagee;
(b) issued by companies reasonably satisfactory to the Mortgagee; (c) endorsed with a standard mortgagee clause in favor of the Mortgagee providing not less than thirty days' notice to the Mortgagee of any cancellation or change in coverage; (d) endorsed to name the Mortgagee as additional insured and, subject only to Permitted Encumbrances (if any), as loss payee; and (e) not subject to contribution or co-insurance. Certificates of insurance, addressed to the Mortgagee, evidencing such insurance coverage, may be delivered to the Mortgagee in lieu of the policies therefor, but only if the Mortgagor provides to the Mortgagee copies of such policies. Certificates shall be delivered to the Mortgagee on or before the date of this Mortgage and, thereafter, at least thirty (30) days before expiration of the existing policies. If any insurance required under this Mortgage is canceled, expires, becomes void or voidable or otherwise becomes unsatisfactory to the Mortgagee pursuant to the terms hereof, the Mortgagor shall place or cause to be placed new insurance on the Mortgaged Property reasonably satisfactory to the Mortgagee. In the event of any loss, Mortgagee may make proof of loss if not made promptly by the Mortgagor. Each insurance company concerned is hereby authorized and directed to make payment under such insurance including return of unearned premiums, directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly, and the Mortgagor appoints the Mortgagee, irrevocably, as the Mortgagor's attorney-in-fact to endorse any draft therefor.

         4.6 Installments for Insurance, Taxes and Other Charges. Without limiting the effect of the other provisions of this Article, the Mortgagee reserves the right to require the Mortgagor to pay to the Mortgagee, monthly, an amount equal to one-twelfth (1/12) of the annual amount of all Impositions and premiums for insurance policies required under this Article plus any additional sums necessary to pay, or establish adequate reserves for the payment of, such premiums and Impositions as and when due. The amounts so paid shall be security for the premiums and Impositions and shall be used in payment thereof if the Mortgagor is not otherwise in default under this or any other Loan Document. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of the Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default under this Mortgage or any Loan Document, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations. At the Mortgagee's option, the Mortgagee from time to time may waive, and after any such waiver may reinstate, the provisions of this section requiring installment payments. During the time periods when the Mortgagee has not required the Mortgagor to make such payments, the Mortgagor shall annually furnish evidence to the Mortgagee that all such annual Impositions have been paid by the Mortgagor.

                                    ARTICLE V
                             CASUALTY; CONDEMNATION

         5.1 Casualty. If the Mortgaged Property is damaged by fire or other casualty, the Mortgagor shall promptly repair and restore the same to its condition prior to the damage. If, and only for so long as, the following terms and conditions are fully satisfied by the Mortgagor, the Mortgagee shall release insurance proceeds for repair and restoration of the Mortgaged Property; otherwise the Mortgagee shall have the right to apply the proceeds toward reduction of the Obligations, or if the Letter of Credit remains outstanding, shall be held as cash collateral for the Obligations under the provisions of
Section 6.11 of this Mortgage; provided that Mortgagor shall be entitled to any amount in excess of the proceeds that would have been required for the repair and restoration of the Mortgaged Property:

                  (a) No default under this or any other Loan Document shall have occurred and be continuing uncured;

                  (b) The Mortgagor shall have delivered evidence satisfactory to the Mortgagee that: (i) the Mortgaged Property can be fully repaired and restored within a period of time during which all payments coming due under the Obligations are fully covered by the proceeds of business interruption or rental loss insurance applicable to the loss or damage to the Mortgaged Property or otherwise; and (ii) and that after the Mortgaged Property is fully repaired and restored, the Mortgagor will have the ongoing ability to meet all payments coming due on the Obligations;

                  (c) No holder of a Permitted Encumbrance has a right to apply insurance proceeds to the obligations secured by such Permitted Encumbrance or, if it does, the holder has waived in writing its right to do so;

                  (d) Intentionally omitted;

                  (e) The work is performed by a reputable general contractor satisfactory to the Mortgagee under a fixed price or guaranteed maximum price contract satisfactory to the Mortgagee, in accordance with plans and specifications satisfactory to the Mortgagee and in compliance with all Legal Requirements, and no work shall commence until waivers of mechanics' liens have been filed by the general contractor and all those claiming by, through, or under the general contractor;

                  (f) The Mortgagor shall have deposited with the Mortgagee for disbursement in connection with the restoration the greater of: (i) the applicable deductible under the insurance policies covering the loss; or (ii) the amount by which the cost of restoration is reasonably estimated by the Mortgagor and the Mortgagee to exceed the insurance proceeds available for restoration (the "Excess Amount"). In the event that the Mortgagor and the Mortgagee cannot agree upon Excess Amount, they shall choose an independent contractor licensed in the Commonwealth of Pennsylvania (the "Contractor") to determine the Excess Amount. The determination of the Contractor shall be final. If the Mortgagor and the Mortgagee cannot agree upon the identity of the

Contractor, then each of them shall choose a contractor licensed in the Commonwealth of Pennsylvania who shall chose a third contractor licensed in the Commonwealth of Pennsylvania who shall be the Contractor hereunder;

                  (g) The insurance proceeds are held by the Mortgagee (or an escrowee satisfactory to the Mortgagee) for disbursement periodically as the work progresses in amounts not exceeding 90% of the value of labor and materials incorporated into the restoration. The remaining 10% will be released upon substantial completion of the work in accordance with the aforesaid plans and specifications, and upon a receipt of a release of liens from all contractors engaged in the restoration subject to receipt of final payment; and

                  (h) The Mortgagor has paid as and when due all of the Mortgagee's reasonable costs and expenses incurred in connection with the collection of insurance proceeds, approval of plans, charges of the Mortgagee's inspection representative and such reasonable fee as may be charged by the Mortgagee to monitor the restoration and disburse the insurance proceeds.

         5.2 Condemnation.

                  (a) In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation (a "Taking"), which Taking diminishes the value of the Mortgaged Property to a point below the Threshold Level (as hereinafter defined), then all Proceeds (including the award or agreed compensation for the damages sustained) allocable to the Mortgagor, after deducting therefrom all reasonable costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit) including reasonable attorney's fees incurred by the Mortgagee in connection with the collection of such Proceeds, shall be paid to the Mortgagee and applied, at the Mortgagee's election: (i) toward restoration of the Mortgaged Property (in which case the terms and conditions applicable to restoration in the case of casualty shall apply); or (ii) to the Obligations.

                  In the event a Taking does not diminish the value of the Mortgaged Property to a point below the Threshold Level, then all Proceeds shall be applied to the restoration of the Mortgaged Property (in which case the terms and conditions applicable to restoration in the case of a Casualty shall apply).

                  No settlement for damages sustained because of a Taking shall be made by the Mortgagor without the Mortgagee's prior written approval. As used herein, the "Threshold Level" shall mean one hundred and ten percent (110%) of the then outstanding unsecured Obligations. In the event of a Taking, the Mortgagor and the Mortgagee shall choose an MAI appraiser (the "Appraiser") to determine whether the Taking has diminished the value of the Mortgaged Property to a point below the Threshold Level. The determination of such Appraiser shall be final. In the event that the Mortgagor and the Mortgagee cannot agree on the Appraiser, then each shall choose an MAI appraiser and the two appraisers so chosen shall choose a third MAI appraiser who shall be the Appraiser hereunder.

                  (b) If prior to the receipt of the Proceeds by the Mortgagee, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive the Proceeds to the extent of:

                            (i) the full amount of all such Proceeds if the
Mortgagee is the successful purchaser at the foreclosure sale, or

                           (ii) if anyone other than the Mortgagee is the
successful purchaser at the foreclosure sale, in addition to the net sale proceeds to be received by the Mortgagee in connection with the sale, any deficiency (as hereinafter defined) due to the Mortgagee in connection with the foreclosure sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Mortgagee in connection with collection of such Proceeds of condemnation and the establishment of such deficiency. For purposes of this section, the word "deficiency" shall be deemed to mean the difference between: (A) the aggregate amount of all sums which the Mortgagee is entitled to collect under the Loan Documents; and (B) the net sale proceeds actually received by the Mortgagee as a result of such foreclosure sale less any costs and expenses incurred by the Mortgagee in connection with enforcement of its rights under the Loan Documents.

                  (c) The Mortgagee shall have the right to prosecute to final determination, or settlement, an appeal or other appropriate proceedings in the name of the Mortgagee or the Mortgagor, for which the Mortgagee will then be appointed as attorney-in-fact for the Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the Proceeds, and only the excess, if any, paid to the Mortgagee shall be applied to the Obligations, or if the Letter of Credit remains outstanding, shall be held as cash collateral for the Obligations under the provisions of Section 6.11 of this Mortgage.

                  (d) Nothing herein shall limit the rights otherwise available to the Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.


                                   ARTICLE VI
                               DEFAULTS; REMEDIES

                  6.1 Right to Make Advances. If the Mortgagor should fail to pay or perform any of its Obligations with respect to the Mortgaged Property as required under Article III and Article IV of this Mortgage, or otherwise fails to pay or perform any of its other Obligations under this or any other Loan Document, then the Mortgagee, at its election, shall have the right, but not the obligation, to make any payment or expenditure and to take any action which the Mortgagor should have made or taken or which the Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property. Such action shall be without prejudice to any of the Mortgagee's rights or remedies available under this Mortgage or the other Loan Documents or otherwise at law or in equity. All such sums, as well as costs and expenses reasonably advanced by the Mortgagee shall be due immediately from the Mortgagor to the Mortgagee, shall become part of the Obligations secured by this Mortgage and the other Loan Documents, and shall bear interest (including any judgment obtained on account of any of the Obligations) at the applicable "post default rate of interest" provided in Section 10.1 of the Reimbursement Agreement in effect after maturity or default (the "Default Rate") until repayment in full to the Mortgagee.

         6.2 Events of Default. The occurrence of any one or more of the following events shall, at the election of the Mortgagee, constitute an Event of Default under this Mortgage:

                  (a) Any event of default under the Reimbursement Agreement;

                  (b) Failure to pay any sum required to be paid under this Mortgage as and when due within ten (10) days of the receipt by the Mortgagor of written notice from the Mortgagee;

                  (c) Any material breach of warranty or other material violation of any provision contained in Article II of this Mortgage and such is not cured within fifteen (15) days of the receipt by the Mortgagor of written notice from the Mortgagee; or

                  (d) Material nonperformance of, or material noncompliance with, any of the agreements, covenants, conditions, warranties, representations or other provisions contained in this Mortgage (if and only to the extent not included in any of the occurrences listed above), which nonperformance or noncompliance is not cured and remedied within fifteen (15) days after notice thereof is given to the Mortgagor, or such longer period if such nonperformance or noncompliance is of such a nature that it cannot reasonably be cured within such fifteen (15) day period so long as the Mortgagor shall commence curative actions within such fifteen (15) day period and shall diligently and continuously proceed to full compliance.

         6.3 Remedies; Execution. Upon the occurrence of an Event of Default, and at all times thereafter, the Mortgagee shall have the right to accelerate all Obligations (including interest thereon at the Default Rate) pursuant to the terms of the Loan Documents and to enforce its rights under this Mortgage and the other Loan Documents by exercising such remedies as are available to the Mortgagee under applicable law, either by suit in equity or action at law, or both, whether for specific performance of any provision contained in this Mortgage or any of the other Loan Documents or in aid of the exercise of any power granted in this Mortgage or the other Loan Documents.

                  (a) The Mortgagee shall have the right to obtain judgment for the Obligations (including all amounts advanced or to be advanced by the Mortgagee under Section 6.1 above, all costs and expenses of collection and suit, including any bankruptcy or insolvency proceeding affecting the Mortgagor, and reasonable attorneys' fees incurred in connection with any of the foregoing) together with interest on such judgment at the Default Rate until payment in full is received by the Mortgagee and the Mortgagee shall have the right to obtain execution upon the Mortgaged Property on account of such judgment.

                  (b) The Mortgagee shall have the right to institute an action of mortgage foreclosure against the Mortgaged Property or take such other action for realization on the security intended to be provided under Article I of this Mortgage as applicable law or the provisions of the Loan Documents may allow.

         6.4 Remedies; Collection of Income. Upon the occurrence of an Event of Default and at all times thereafter, the Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon the Mortgaged Property and, with or without taking possession of the Mortgaged Property, and with or without legal action, collect all Income (which term shall also include amounts determined by the Mortgagee as fair rental value for use and occupation of the Mortgaged Property by any person, including the Mortgagor) and, after deducting all costs of collection and administration expense including attorneys' fees and reasonable reserves, apply the net Income to any of the Obligations in such order and amounts as the Mortgagee in its sole discretion may determine, or any of the following in such order and amounts as the Mortgagee in its sole discretion may elect: the payment of any sums due, or accumulation of necessary reserves for, payment of all costs and expenses arising from or incurred in connection with (a) the preservation and protection of the validity and priority of the lien of this Mortgage; (b) the preservation and protection of the Mortgaged Property; (c) compliance with the Legal Requirements; and (d) fulfilling any obligations of the Mortgagor or any other obligor or guarantor under the Permitted Encumbrances, the Leases, this Mortgage or the Loan Documents. The Mortgagee shall not be accountable for more monies than it actually receives from the Mortgaged Property nor shall it be liable for failure to collect the Income. The Mortgagee shall have the right to determine the method of collection and the extent to which enforcement of collection of Income shall be prosecuted and the Mortgagee's judgment shall be deemed conclusive and reasonable.

         6.5 Remedies; Possession. Upon the occurrence of an Event of Default and at all times thereafter, the Mortgagee may, with or without legal action, take possession and control of the Mortgaged Property to the exclusion of the Mortgagor and all others excepting only those claiming under Permitted Encumbrances. The Mortgagee shall have the authority while so in possession to insure (at the Mortgagor's expense) against all risks by reason of having taken such possession and the Mortgagor will transfer and deliver to the Mortgagee all policies of insurance upon the Mortgaged Property not theretofore transferred and delivered to the Mortgagee. SUBJECT TO THE PRECONDITIONS SET FORTH IN
SECTION 8.03 OF THE REIMBURSEMENT AGREEMENT, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, THE MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE STATE IN WHICH THE REAL ESTATE IS LOCATED OR ELSEWHERE AS ATTORNEY FOR THE MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH THE MORTGAGOR, TO CONFESS JUDGMENT IN EJECTMENT AND CONFESS JUDGMENT

FOR RECOVERY OF POSSESSION OF THE MORTGAGED PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MORTGAGOR, AND ALL PERSONS CLAIMING UNDER OR THROUGH THE MORTGAGOR IN FAVOR OF THE MORTGAGEE FOR RECOVERY BY THE MORTGAGEE OF POSSESSION THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE MORTGAGOR, THE MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS TO CONFESS JUDGMENT IN EJECTMENT AND CONFESS JUDGMENT FOR RECOVERY OF POSSESSION OF THE MORTGAGED PROPERTY. THE MORTGAGEE MAY BRING AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AND TO CONFESS JUDGMENT FOR RECOVERY OF POSSESSION OF THE MORTGAGED PROPERTY BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO ENFORCE ANY LOAN DOCUMENT, OR AFTER ENTRY OF JUDGMENT THEREON OR ON ANY LOAN DOCUMENT, OR AFTER A SHERIFF'S SALE OF THE MORTGAGED PROPERTY IN WHICH THE MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS, AND SHALL SURVIVE ANY EXECUTION SALE TO THE MORTGAGEE.

         BY AGREEING THAT THE MORTGAGEE MAY CONFESS JUDGMENT HEREUNDER THE MORTGAGOR, FOR ITSELF AND ANY OTHER PERSONS OR ENTITIES NOW OR HEREAFTER IN POSSESSION OF ALL OR ANY PART OF THE MORTGAGED PROPERTY, WAIVES THE RIGHT TO NOTICE IN A PRIOR JUDICIAL PROCEEDING TO DETERMINE THEIR RIGHTS AND LIABILITIES AND THE OPPORTUNITY TO RAISE ANY DEFENSE, SET OFF, COUNTERCLAIM OR OTHER CLAIM AGAINST SUCH ACTION BY THE MORTGAGEE.

         6.6 Remedies; Repossession. Upon the occurrence of an Event of Default and at all times thereafter, the Mortgagee shall have the right to take possession of any portion of the Mortgaged Property constituting fixtures or other personal property which is security for the Mortgagee's Obligations subject to the Uniform Commercial Code of the state in which the Real Estate is located, and any records pertaining thereto. The Mortgagee shall have the right to use, operate, manage, lease or otherwise control the Mortgaged Property in any lawful manner and, in its sole discretion but without any obligation to do so, insure, maintain, repair, renovate, alter or remove such Mortgaged Property; sell or otherwise dispose of all or any of such Mortgaged Property at any public or private sale at any time or times without advertisement or demand upon or notice to the Mortgagor, all of which are expressly waived to the extent permitted by law, with the right of the Mortgagee or its nominee to become purchaser at any sale (unless prohibited by statute) free from any equity of redemption and from all other claims, and after deducting all legal and other expenses for maintaining or selling such Mortgaged Property, and all attorneys' fees, legal or other expenses for collection, sale and delivery, apply the remaining proceeds of any sale to pay (or hold as a reserve against) the Obligations and exercise all rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Real Estate is located or any other applicable law.

         6.7 Remedies; Appointment of Receiver. Upon the occurrence of an Event of Default and at all times thereafter, the Mortgagee may obtain appointment of a receiver for the Mortgaged Property without regard to the adequacy of any security for the Obligations.

         6.8 Remedies; Actions Prior to Acceleration. The Mortgagee shall have the right, from time to time, to bring an appropriate action or actions to recover any sums required to be paid by the Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the Obligations shall be due and payable in full, and without prejudice to the right of the Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by the Mortgagor existing at the time the earlier action was commenced.

         6.9 No Marshalling. Any of the Mortgaged Property sold pursuant to any writ of execution issued on a judgment obtained on the Obligations or pursuant to any other judicial proceedings relating to the Loan Documents or this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as the Mortgagee, in its sole discretion, may elect.

         6.10 Rights and Remedies Cumulative.

                  (a) All rights and remedies of the Mortgagee as provided in this Mortgage and the other Loan Documents shall be cumulative and concurrent, may be pursued separately, successively or together against the Mortgagor or the Mortgaged Property, or both, at the sole discretion of the Mortgagee and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  (b) Any failure by the Mortgagee to insist upon strict performance by the Mortgagor of any of the terms and provisions of this Mortgage or the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage or the other Loan Documents and the Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

         6.11 Receipt of Proceeds Prior to Expiration of Letter of Credit. If, and for so long as, the Letter of Credit remains outstanding and the Bonds (as that term is defined in the Reimbursement

Agreement) have not been paid in full, and: (i) an Event of Default occurs; or
(ii) Proceeds of the Mortgaged Property are received by the Mortgagee pursuant to other provisions of this Mortgage directing the Mortgagee to hold and disburse same under this Section, then any cash Proceeds of the Mortgaged Property received by the Mortgagee upon exercise of its remedies under this
Article VI or otherwise deposited with the Mortgagee pursuant to applicable provisions of this Mortgage, shall, after deduction of all advances and disbursements made or to be made by the Mortgagee pursuant to Section 6.1 hereof and all of the Mortgagee's costs and expenses described in Section 7.1 hereof, be held by the Mortgagee, pursuant to such documentation as the Mortgagee shall request, as cash collateral for payment and performance of the Obligations to the Mortgagee.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Costs and Expenses. If the Mortgagee becomes a party to any suit or proceeding affecting the Mortgaged Property, title thereto, the lien created by this Mortgage or the Mortgagee's interest therein, or in the event of the commencement of any bankruptcy or insolvency proceedings involving the Mortgagor, or if the Mortgagee engages counsel to collect or to enforce performance of the Obligations, or if the Mortgagee incurs any other costs and expenses in perfecting, protecting or enforcing its rights hereunder or in responding to any request of the Mortgagor for any consent, waiver, approval, modification or release in connection with this Mortgage or the Mortgaged Property, the Mortgagee's reasonable counsel fees, and all other costs and expenses paid or incurred by the Mortgagee, including reasonable fees of appraisers, accountants, consultants, and other professionals, title premiums, title report and work charges, filing fees, and mortgage, mortgage registration, transfer, stamp and other excise taxes, whether or not an Event of Default shall have occurred, shall be paid to the Mortgagee by the Mortgagor, on demand, with interest at the Default Rate and until paid they shall be deemed to be part of the Obligations secured by this Mortgage.

         7.2 Indemnity. The Mortgagor shall indemnify, defend and hold the Mortgagee harmless from and against any claims, expenses, demands, losses, costs, fines or liabilities of any kind (including those involving death, personal injury or property damage and including reasonable attorneys' fees and costs) arising from or in any way related to the failure of the Mortgagor to comply with, or the failure of the Mortgaged Property to be kept in material compliance with, the Legal Requirements, Applicable Environmental Laws, the Leases and the Permitted Encumbrances. The indemnification of the Mortgagor under this section shall survive the release or termination of this Mortgage and shall remain effective notwithstanding any foreclosure of this Mortgage or other execution against the Mortgaged Property or acceptance of a deed in lieu of foreclosure. The indemnification agreement of the Mortgagor under this section is specifically excepted from any limitation of liability provision contained in this or any other Loan Document.

         7.3 Intentionally omitted.

         7.4 Communications. All notices required under this Mortgage shall be in writing and shall be delivered in accordance with the applicable provisions contained in the Reimbursement Agreement. A party may change its address by giving written notice to the other party as specified therein.

         7.5 Covenant Running with the Land. Any act or agreement specified herein to be done or performed by the Mortgagor shall be construed as a covenant running with the land and shall be binding upon the Mortgagor and its successors and assigns as if each had personally made such agreement.

         7.6 Amendment. Any amendment, modification, consent or waiver which may be hereafter requested by the Mortgagor or otherwise required must be in writing and signed by both the Mortgagor and the Mortgagee.

         7.7 Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Nothing contained in this Mortgage or in any other Loan Document shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to penalty under applicable law.

         7.8 Construction. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

                  (a) The word "Mortgagor" shall mean the persons who execute this Mortgage and any subsequent fee owner of the Mortgaged Property and his respective heirs, executors, administrators, personal representatives, successors and assigns;

                  (b) The word "Mortgagee" shall mean, collectively, all of the entities listed as Mortgagee hereinabove or any subsequent holder of this Mortgage or participant in the loan secured hereby;

                  (c) The word "person" shall mean individual, corporation, partnership or unincorporated association;

                  (d) The use of any gender shall include all genders;

                  (e) The singular number shall include the plural and the plural the singular as the context may require;

                  (f) The word "including" shall mean "including but not limited to" or "including without limitation" as the context may require.

         7.9 Joint and Several Liability. If the Mortgagor, or any successor or grantee of the Mortgagor, shall be more than one person, all Obligations of the Mortgagor under this Mortgage shall be joint and several and shall bind and affect all persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used.

         7.10 Headings. The headings of sections have been included in this Mortgage for convenience of reference only and shall not be considered in interpreting this Mortgage.

         7.11 Severability. If any provision of this Mortgage shall be held for any reason to be invalid, illegal or unenforceable, such impairment shall not affect any other provision of this Mortgage.

         7.12 Receipt of Copy. The Mortgagor acknowledges receipt of conformed copies of the Loan Documents and this Mortgage.

         7.13 Nonforeign Entity.

                  (a) The Mortgagor hereby certifies, under penalty of perjury, that: (i) the Mortgagor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder; (ii) the Mortgagor's U.S. employer identification number is 13-3549286; and (iii) the Mortgagor's principal place of business is set forth in the introduction paragraph of this Mortgage.

                  (b) The Mortgagor warrants that withholding of tax will not be required in the event of any disposition of the Mortgaged Property, or any portion thereof, pursuant to the terms of this Mortgage. The Mortgagor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as the Mortgagee shall require. The provisions of this section shall survive the foreclosure or other execution upon the lien of this Mortgage or acceptance of a deed in lieu of foreclosure.

         IN WITNESS WHEREOF, the Mortgagor, intending to be legally bound hereby, has duly executed this Mortgage, under seal, as of the day and year first above written.

                                            NEOSE TECHNOLOGIES, INC.

(Seal)

Attest: /s/ A. Brian Davis                  By: /s/ P. Sherrill Neff
        ---------------------------             -------------------------------
            Secretary                               President


I hereby certify that the address of the Mortgagee is:
Jefferson Bank
1607 Walnut Street
Philadelphia, PA 19103

/s/ Kenneth R. Frappier SVP
----------------------------------
On behalf of the Mortgagee

COMMONWEALTH OF PENNSYLVANIA  :
                                  SS.
COUNTY OF PHILADELPHIA        :


         On the 20th day of March, 1997, before me, a Notary Public in and for the State and County aforesaid, personally appeared P. SHERRILL NEFF, who acknowledged himself/herself to be the (Vice) President of NEOSE TECHNOLOGIES, INC., a Delaware corporation, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                            Notary Public

My Commission expires:

Notarial Seal
Michael S. Baurer, Notary Public
Philadelphia, Philadelphia County
My Commission Expires January 16, 2000
Member, Pennsylvania Association of Notaries
All exhibits omitted.

Exhibit "A" - Legal Description of Mortgaged Property

Exhibit "B" - Existing Liens and Encumbrances in the Fixtures

         The Registrant hereby agrees to furnish supplementally a copy of any omitted Exhibit to the Securities and Exchange Commission upon request.